DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
November 6, 2003

DIMON Holds Annual Shareholders Meeting; Announces Quarterly Dividend

Danville, VA – DIMON Incorporated (NYSE: DMN) held its Annual Shareholders Meeting today at the Company’s corporate headquarters.  Directors elected to one-year terms expiring at the 2004 annual meeting were Hans B. Amell and C. Richard Green, Jr.  Directors elected to two-year terms expiring at the 2005 annual meeting were Norman A. Scher and William R. Slee.  Directors elected to three-year terms expiring at the 2006 annual meeting were R. Stuart Dickson, Henry F. Frigon, John M. Hines, James E. Johnson, Jr. and Thomas F. Keller.  In other business, the DIMON Incorporated 2003 Incentive Plan was approved by shareholders.

At a Board of Directors meeting held immediately following the Shareholders Meeting, a quarterly dividend of $0.075 per share was declared.  The dividend will be payable December 15, 2003 to shareholders of record on December 1, 2003.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the Company’s website at www.dimon.com.

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